Exhibit 10.13

                       FIFTH AMENDMENT TO CREDIT AGREEMENT

     THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of October 28, 2011, by and between NOBLE ROMAN'S INC., an Indiana corporation, PIZZACO, INC., an Indiana corporation and N.R. Realty, Inc., an Indiana corporation (individually and collectively, as the context requires, which such determination to be made by Lender in its sole discretion, "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").


                                    RECITALS

         A. Borrower is currently indebted to Lender pursuant to the terms and conditions of that certain Loan Agreement between Borrower and Lender, dated as of August 25, 2005, as amended by First Amendment to Loan Agreement dated as of February 4, 2008, Second Amendment to Loan Agreement entered into on November 9, 2010 but effective as of October 1, 2010, Third Amendment to Loan Agreement entered into on March 14, 2011 but effective as of March 1, 2011, and Fourth Amendment to Loan Agreement entered into on July 19, 2011 (as so amended and as amended from time to time, the "Loan Agreement").

         B. Pursuant to the Loan Agreement, Borrower remains indebted to Lender under a Loan in the maximum principal amount of $12,000,000.00 consisting of (a) the advance made by the Lender to the Borrower in the amount of $9,000,000.00 on the Closing Date and (b) the Additional Advance(the outstanding principal balance of the Loan has been reduced to $3,650,000.00). The Loan is evidenced by that certain Note dated August 25, 2005, as amended on February 4, 2008.

         Lender and Borrower have agreed to certain changes in the terms and conditions set forth in the Loan Agreement and have agreed to amend the Loan Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement shall be amended as follows; provided, however , that nothing shall terminate any security interests, guaranties or subordinations in favor of Lender and all such security interests, guaranties and subordinations shall remain in full force and effect:

         Section 1.01 of the Loan Agreement is hereby amended by amending and restating the following definition in its entirety as follows:

         "Required Principal Amortization Payment" means on each date set forth below the corresponding amount set forth below.

                  Date                      Amount
                  ----                      -------
                  November 1, 2011          $0
                  December 1, 2011          $125,000
                  January 1, 2012           $125,000
                  February 1, 2012          $200,000
                  March 1, 2012             $200,000
                  April 1, 2012             $200,000


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                  May 1, 2012               $200,000
                  June 1, 2012              $200,000
                  July 1, 2012              $200,000
                  August 1, 2012            $200,000
                  September 1, 2012         $200,000
                  October 1, 2012           $1,800,000"

         The foregoing change shall become effective upon the execution and delivery to Lender of this Amendment and the satisfaction of all conditions precedent contained herein.

         In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $2,500.00.

         Conditions Precedent . The obligation of Lender to amend the terms and conditions of the Loan Agreement as provided herein, is subject to the fulfillment to Lender's satisfaction of all of the following conditions by no later than October 28, 2011:

         (a) Lender shall have received, in form and substance satisfactory to Lender, each of the following:


               (i)  This Amendment.

               (ii) Such other documents as Lender may require under any other section of this Amendment.

         (b) In addition to Borrower's obligations under the Loan Agreement and the other Loan Documents, Borrower shall have paid to Lender the full amount of all costs and expenses, including reasonable attorneys' fees (including the allocated costs of Lender's in-house counsel) expended or incurred by Lender in connection with the negotiation and preparation of this Amendment, for which Lender has made demand.

         Release. In consideration of Lender's entering into this Amendment, Borrower hereby fully and unconditionally releases and forever discharges Lender, and its respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Borrower or any Subsidiary has, had, claims to have or to have had or hereafter claims to have or have had against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, on account of or in any way related to the Loan Agreement, including the administration or enforcement of the Loan Agreement occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed (collectively, all of the foregoing are the "Claims"). Borrower represents and warrants that it has no knowledge of any Claim by it or by any Subsidiary against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by it or by any


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Subsidiary or any other Loan Party against the Released Parties which is not released hereby, and Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims by or on behalf of each Borrower and any Subsidiary. The inclusion of a release provision in this Amendment shall not give rise to any inference that, but for such release, any Claim otherwise would exist.

         Except as specifically provided herein, all terms and conditions of the Loan Agreement remain in full force and effect, without waiver or modification. All terms defined in the Loan Agreement shall have the same meaning when used in this Amendment. This Amendment and its attachments and the Loan Agreement shall be read together, as one document.

         Borrower hereby remakes all representations and warranties contained in the Loan Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment, there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                                                    WELLS FARGO BANK
Noble Roman's, Inc.                                 NATIONAL ASSOCIATION
------------------

By: /s/ Paul Mobley                                 By: /s/ Jared Myres
    ---------------                                     ---------------

Title:  Chairman & CEO                              Title:   Vice President
        --------------                                       --------------
        Pizzaco, Inc.

By:  /s/ Paul Mobley
    ---------------

Title:  Chairman & CEO
        --------------
        N.R. Realty, Inc.

By:  /s/ Paul Mobley
    ---------------

Title:  Chairman & CEO
        --------------

Dated:  October 21, 2011
        ----------------





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